Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 30, 2005, accompanying the financial statements of Navitone Technologies, Inc. (formerly World Wide Web, Inc.) on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports on the annual report of Navitone Technologies, Inc. on Form 10-KSB to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

March 30, 2005